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                                                                Exhibit 10(w)(5)

                               EXCHANGE AGREEMENT
                      AND SUPPLEMENTAL CLOSING INSTRUCTIONS

         This Exchange Agreement and Supplemental Closing Instructions dated DECEMBER 3, 2003, is entered into by and between ASHWORTH, INC., A DELAWARE CORPORATION (hereinafter "EXCHANGER") and ASSET PRESERVATION, INC., a California corporation, (hereinafter "API"). Exchanger and API are collectively known as the parties to this Exchange Agreement.

                                    RECITALS

         A. Exchanger is the present owner of that certain real property located in the County of SAN DIEGO, State of CALIFORNIA, commonly known as 2791 & 2793 LOKER AVENUE, CARLSBAD, CALIFORNIA 92008, hereinafter "RELINQUISHED PROPERTY".

         B. Exchanger and LBA INC., A CALIFORNIA CORPORATION, Purchaser, have entered into a Real Property Sale Agreement wherein Purchaser has agreed to acquire the Relinquished Property.

         C. Exchanger desires to exchange the Relinquished Property for other real property of like kind to effectuate a Tax Deferred Exchange pursuant to the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended.

         D. Exchanger desires to transfer all of its right, title and/or ownership interest in the Relinquished Property to API in consideration of, and in exchange for, the transfer by API to Exchanger of title and/or ownership interest in one or more properties of like kind to be located and identified by Exchanger and acquired by API pursuant to Section III below (hereinafter "REPLACEMENT PROPERTY"). In consideration for the fee to be paid by Exchanger, as set forth in Section V.M. of this Agreement, API desires to accept the Relinquished Property transferred and to acquire and transfer to Exchanger Replacement Property under the terms and conditions stated below.

         E. API is a corporation in good standing, doing business under the laws of the State of California and acts as a "Qualified Intermediary" pursuant to Internal Revenue Code Section 1031 and is solely in the business of facilitating tax deferred exchanges.

                                    AGREEMENT

I.       RELINQUISHED PROPERTY

         A. Assignment. Exchanger and API have by an assignment agreement, attached hereto as ADDENDUM "A", assigned the Real Property Sale Agreement, including any deposits provided for therein, to API, thereby substituting API in place of Exchanger as Seller. API assumes the rights of the Seller except as limited by the terms and conditions of this Exchange Agreement and Supplemental Closing Instructions. Exchanger and API will execute the assignment agreement, and API agrees that it will give notice of the assignment to all parties to the Real Property Sale Agreement prior to the transactions described herein.

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         B. Sale of Relinquished Property. API agrees to acquire ownership interest in and/or title to the Relinquished Property immediately prior to API's transfer of such property to the Purchaser, unless the parties elect to direct deed, pursuant to Section I.D. below. API, pursuant to Section I.C., is formally substituted as the Seller in the closing.

         API will transfer ownership interest and/or title of the Relinquished Property to the Purchaser under the exact terms and conditions of the Real Property Sale Agreement.

         C. Substitution of Seller - Assignment of Closing Instructions. Exchanger and API shall execute ADDENDUM "B" to this Agreement (Amendment to Closing Instructions-Assignment and Substitution of Seller-Direct Deed), which formally substitutes API as Seller with the Closing Agent. API shall instruct Closing Agent to (1.) Retain a copy of said Addendum "B" as its authorization to accept API as the Seller in said closing transaction, and (2.) Obtain Exchanger's approval and API's signature as the Qualified Intermediary for Exchanger on all seller statements and/or closing documents prior to the closing.

         D. Deeding. Exchanger and API shall instruct Closing Agent to prepare an instrument transferring legal title directly from Exchanger to Purchaser pursuant to and consistent with and pursuant to Treasury Regulations Section
1.1031 (k)-1(g)(4)(iv), to avoid the duplication of transfer taxes and recording fees. Closing Agent shall also be instructed not to record such an instrument in the name of API unless directed to do so in writing by Exchanger and API.

         E. Survival of Terms. All representations, covenants and warranties, expressed or implied, with respect to the Relinquished Property and the transactions contemplated by the Real Property Sale Agreement and this Exchange Agreement and Supplemental Closing Instructions shall survive the transfers of the Relinquished Property by Exchanger to API and by API to the Purchaser. Except for the right to receive, pledge, borrow or otherwise obtain the benefits of the money or other property received by API in connection with its sale of the Relinquished Property prior to the time specified in II.B. hereof, all rights, remedies, liabilities and obligations arising therefrom are hereby assigned and delegated by API to Exchanger and hereby assumed by Exchanger effective immediately after the closing of the sale of the Relinquished Property to the Purchaser.

         F. Failure to Close. In the event that the closing for the transfer of the Relinquished Property from API to Purchaser does not close on or before the agreed upon date, and the parties do not mutually agree to extend the closing date, this Exchange Agreement shall be rescinded.

         G. Concurrent Transfer of Replacement Property. In the event Exchanger locates suitable Replacement Property prior to close of closing and transfer of the Relinquished Property, wherein the close of closing for the purchase of the Replacement Property will occur concurrent with the close of closing for the sale of the Relinquished Property, API shall acquire the designated Replacement Property with funds received from the Purchaser for the sale of the Relinquished Property, and thereafter convey the Replacement Property to Exchanger, or a limited liability company of which Exchanger is the sole member and which is disregarded as an entity separate from Exchanger as provided in Treasury Regulation Section 301.7701-3(b), for a concurrent transfer and conveyance by Exchanger of the Relinquished Property to API. The parties agree to execute such closing instructions as required to effect this concurrent exchange of properties. In the event of a concurrent closing of both the Relinquished Property and the Replacement Property, Sections II and III. below will not apply.

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II. APPLICATION OF EXCHANGE PROCEEDS

    A. Application of Exchange Proceeds. Upon the Relinquished Property closing, API shall hold the exchange proceeds for the benefit of Exchanger, to be applied to one or more items of the Replacement Property. Except as otherwise provided in this Agreement, including but not limited to the provisions of Section II.C.. below, Exchanger shall be entitled to receive only the Replacement Property and not cash or other property.

    B. Cash. All net cash exchange proceeds resulting from the closing of the Relinquished Property shall immediately upon closing be wire transferred directly to the Qualified Exchange Account, as follows:

       1. Cash. All net cash exchange proceeds resulting from the closing of the Relinquished Property shall immediately upon closing be wire transferred directly to the Qualified Exchange Account, as follows:

                  A. Qualified Exchange Account. Exchanger and API hereby agree that a "QUALIFIED EXCHANGE ACCOUNT" ("Account") shall be established in the name of API for the benefit of Exchanger. The Account shall be established with Comerica Bank-California ("COMERICA"), in an interest bearing account. The Account will be established for the purpose of holding cash proceeds from the sale of the Relinquished Property, and as such, the Account shall conform to the Restrictions on Use of Sales Proceeds During Exchange, set forth in this Section II. In order to open the Account, Exchanger shall execute the document entitled "NEW ACCOUNT FORM" ("NEW ACCOUNT FORM"), attached as Exhibit 1.1 hereto and incorporated herein by reference as though set forth herein verbatim.

                  B. Withdrawal of Funds. Exchanger and API agree that funds deposited in the Account may be disbursed only when API has received API's form entitled "REQUEST FOR FUNDS" ("WITHDRAWAL FORM") which has been signed by Exchanger. This requirement is in addition to all other provisions of this Agreement concerning disbursement of exchange proceeds, except that Exchanger understands and agrees that if funds remain in the Account after the end of the Exchange Period (defined in Section III.A. hereof), the Account will be closed and a check will automatically be issued to Exchanger in the full amount of any remaining funds, including accrued interest. (The Withdrawal Form is Exhibit 2.1 hereto and is incorporated herein by reference as though set forth herein verbatim.)

                  C. SIGNATURES REQUIRED FOR WITHDRAWAL. EXCHANGER MAY SPECIFY THE NUMBER OF SIGNATURES THAT SHALL BE REQUIRED ON THE WITHDRAWAL FORM IN ORDER TO AUTHORIZE DISBURSEMENT OF FUNDS FROM THE ACCOUNT. IF EXCHANGER WISHES TO SO SPECIFY, EXCHANGER MUST NOTIFY API OF THE NUMBER SIGNATURES THAT SHALL BE REQUIRED, IN A WRITING SIGNED BY ALL SIGNATORIES FOR EXCHANGER. IF EXCHANGER DOES NOT SPECIFY THE NUMBER OF SIGNATURES REQUIRED, API WILL REQUIRE THE SIGNATURES OF ALL PERSONS WHO HAVE SIGNED THIS AGREEMENT BEFORE API WILL AUTHORIZE DISBURSEMENT OF FUNDS FROM THE ACCOUNT.

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                  D.       NOTARIZED SIGNATURES UPON WITHDRAWAL. API RESERVES
                           THE RIGHT TO REQUIRE THAT THE SIGNATURE(S) OF EXCHANGER ON THE WITHDRAWAL FORM BE ACKNOWLEDGED BEFORE A NOTARY PUBLIC BEFORE API CAUSES ANY FUNDS TO BE RELEASED FROM THE ACCOUNT. EXCHANGER ALSO HAS THE RIGHT, UPON PRIOR WRITTEN NOTICE TO API, TO REQUIRE THAT API NOT RELEASE ANY FUNDS HELD BY API UNLESS API HAS RECEIVED THE WITHDRAWAL FORM SIGNED AND ACKNOWLEDGED BEFORE A NOTARY PUBLIC. IF EXCHANGER DOES NOT SPECIFY WHETHER API SHALL REQUIRE NOTARIZATION OF EXCHANGER'S SIGNATURE(S) ON THE WITHDRAWAL FORM, NOTARIZATION SHALL NOT BE REQUIRED.

                  E. Transfer of Funds. Exchanger agrees that API shall have the right, upon prior written notice to Exchanger, to transfer any or all funds held by API from Comerica into a Qualified Exchange Account with another financial institution which, in the discretion of API, is of similar credit quality to Comerica. API anticipates that such a transfer will be made only if, in the judgment of API, Comerica is unable to provide adequate service, or an adequate money market rate of return, with regard to the Account.

                  F. Miscellaneous. Exchanger agrees that, at API's option, API's fees for this transaction, as set forth in Section V.M. hereof, may be deducted from the funds held in the Account. Upon the completion of the number of days set forth in Section V.M.(5) of this Agreement, the Account will be registered with Exchanger's federal Taxpayer I.D. Number(s). Thereupon, all interest and tax reporting will be directed to Exchanger. The Account and the arrangements made in this paragraph are subject to Federal and California Banking laws and regulations. Any changes made in these laws or regulations may affect this Account and Comerica's ability to provide these services.

       2. Promissory Notes and Other Property. Closing Agent for the Relinquished Property shall be instructed to notify API immediately if there is consideration other than cash, including but not limited to a promissory note, unless instructions regarding such consideration have been previously issued. Unless otherwise instructed in writing by Exchanger and API, promissory notes and other property which are proceeds from the Relinquished Property shall be distributed to API at the closing of the transfer of the Relinquished Property, and shall be exchange proceeds, intended to be reinvested in Replacement Property as part of the exchange under this Exchange Agreement.

    C Restrictions on Use of Sale Proceeds During Exchange. API shall hold the net sale proceeds (including cash, promissory notes and other property) from the sale of the Relinquished Property solely for the purpose of acquiring the Replacement Property and such proceeds shall not be deemed a part of API's general assets nor subject to claims by API's creditors. API shall hold the net proceeds until such time as Exchanger has located suitable property with which to exchange, at which time Exchanger shall instruct API to acquire the ownership interest in the Replacement Property. Notwithstanding anything to the contrary contained in this Agreement, Exchanger shall not have any right to receive, pledge, borrow, or otherwise obtain the benefits of any money or other property constituting the net sale proceeds from the sale of the Relinquished Property or any portion of said net sale proceeds, before the end of the applicable

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time period set forth in U.S. Treasury Regulations, Section 1.1031(k)-1(g)(6).
Exchanger and API further agree that Exchanger has only the rights to receive, pledge borrow or otherwise obtain the benefits of the net sales proceeds from the sale of the Relinquished Property which are specifically allowed in subparagraphs (ii) and (iii) of U.S. Treasury Regulations, Section 1.1031(k)-1(g)(6), which subparagraphs are herein quoted as follows:

                      "(ii) The agreement may provide that if the taxpayer
                  has not identified Replacement Property by the end of the identification period, the taxpayer may have rights to receive, pledge, borrow, or otherwise obtain the benefits of money or other property at any time after the end of the identification period.

                      (iii) The agreement may provide that if the taxpayer
                  has identified replacement property, the taxpayer may have rights to receive, pledge, borrow, or otherwise obtain the benefits of money or other property upon or after--

                           (a) The receipt by the taxpayer of all of the Replacement Property to which the Taxpayer is entitled under the exchange agreement, or

                           (b) The occurrence after the end of the
                           identification period of a material and substantial contingency that--

                               (1) Relates to the deferred exchange,

                               (2) Is provided for in writing, and

                               (3) Is beyond the control of the Taxpayer and of
                                   any disqualified person (as defined in
                                   paragraph (K) of this Section), other than the person obligated transfer the replacement property to the taxpayer."

NOTE: IF THE EXCEPTIONS IN PARAGRAPHS (ii) AND (iii) DO NOT APPLY, THE SALE PROCEEDS MUST REMAIN IN THE QUALIFIED EXCHANGE ACCOUNT UNTIL THE 181ST DAY AFTER THE TRANSFER OF THE RELINQUISHED PROPERTY. IT IS INTENDED THAT THE FOREGOING CONDITIONS BE INTERPRETED AND IMPOSED IN A MANNER CONSISTENT WITH THE LIMITATIONS CONTAINED IN U.S. TREASURY REGULATION 1.1031(k)-1(g)(6).

         D Interest. The Exchanger may be entitled to receive interest earned on the net proceeds, subject to API's fees described in Section V.M. below. Exchanger's rights to receive such interest are limited to the same circumstances described in Section II.C above. Exchanger understands that, for income tax purposes, any interest paid to Exchanger will be treated as interest income regardless of whether it is paid to Exchanger in cash or in property and must be reported as Exchanger's income.

III.     DELAYED PROVISIONS

         A. Replacement Property Identification Period and Exchange Period Defined. Exchanger must identify like-kind Replacement Property on or before midnight of the date that is forty-five (45) calendar days after the date of closing of the transfer of the Relinquished Property to Purchaser (the "Identification Period"), pursuant to the provisions set forth in Section III.B., below. Exchanger must receive the

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Replacement Property on or before midnight of the day which is one hundred and eighty (180) calendar days after the date of transfer of closing of the Relinquished Property to API, or the due date, including extensions, of Exchanger's tax return for the year in which the transfer of the Relinquished Property takes place, whichever comes first (the "Exchange Period"). Exchanger acknowledges that compliance with these dates is necessary to qualify for tax deferral under I.R.C. Section 1031. API hereby expressly disclaims any responsibility for any failure to comply with the time limitations for identification of replacement property, or for any failure to comply with the time limitations for receipt of replacement property, which provisions are contained in I.R.C. Section 1031(a)(3) and in Treasury Regulations section 1.1031(k)-1(b), (c), (d) and (e). Rather, it is the sole responsibility of the Exchanger to make such identification in a timely manner, and to fully inform API of Exchanger's desire to acquire such Replacement Property.

         B. Identification of Replacement Property. On or before the date which is forty-five calendar days following the transfer of the Relinquished Property, Exchanger shall, in accordance with the requirements set forth in I.R.C. Section 1031(a)(3) and in Treasury Regulations section 1.1031(k)-1(b), (c), (d) and (e) and summarized below, identify one or more Replacement Properties to be acquired by API and conveyed to Exchanger in exchange for the Relinquished Property. IDENTIFICATION SHALL BE IN WRITING and shall be delivered to API, or to any other person involved in this exchange other than Exchanger or a disqualified person as defined in Treasury Regulations Section 1.1031(k)-1(k), either by U.S. mail, facsimile or personal delivery prior to midnight on the 45th day following the close of the transfer of the Relinquished Property.

            1. Description of Properties - Identified Replacement Property must be "unambiguously" identified by Exchanger by street address, legal description or "distinguishable name". (Note: In the event that the Replacement Property consists of improved real property where the improvements are to be produced during the Exchange Period, then, in addition to the street address, legal description, or "distinguishable name", the identification must include as much detail regarding the construction of the improvements as is practicable at the time the identification is made. Further, in the event Exchanger intends to acquire Replacement Property which includes improvements which are to be produced during the Exchange Period, Exchanger shall promptly contact API to make arrangements concerning acquisition of this property.)

            2. Limitations on Identified Properties - Exchanger shall identify only that number of Replacement Properties which meet one of the "identification rules" set forth in Treasury Regulations Section 1.1031
(k)-1(c)(4) as follows:

            A. THREE PROPERTY RULE: The Exchanger may identify a maximum of three (3) Replacement Properties without regard to the fair market value of the properties.

            B. TWO HUNDRED PERCENT RULE: The Exchanger may identify any number of properties, so long as the aggregate fair market value of the identified properties does not exceed two hundred percent (200%) of the aggregate fair market value of the Relinquished Properties.

            C. NINETY-FIVE PERCENT RULE: The Exchanger may identify any number of properties without regard to the aggregate fair market value, so long as Exchanger receives ninety-

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         five percent (95%) of the aggregate fair market value of all identified
         Replacement Properties prior to the end of the one hundred and eighty day period.

         3. Revocation of Identified Properties - Exchanger may, in writing sent to API within the Identification Period, revoke any identified property at any time prior to the end of the forty-five day Identification Period. Exchanger may then, after revocation of previously identified properties and within said forty-five day identification period, identify other Replacement Properties, pursuant to the limitations as stated in Sections III.B.1 and III.B.2, above.

         4. Exchanger acknowledges that compliance with the requirements for the manner of identification of replacement property is necessary to qualify for tax deferral under I.R.C. Section 1031. API hereby expressly disclaims any responsibility for any failure to comply with the U.S. Treasury Regulations which govern the manner of identification of replacement property, which are contained in Treasury Regulations section 1.1031(k)-1(b), (c), (d) and (e). Rather, it is the sole responsibility of the Exchanger to make such identification in the proper manner.

IV. REPLACEMENT PROPERTY

         A. Assignment. Exchanger and API will, by an assignment agreement, attached (or which will be attached) hereto as ADDENDUM "C", assign the Real Property Purchase Agreement for the Replacement Property to API, thereby substituting API in place of Exchanger as Purchaser. API will then assume the rights of the Purchaser except to the extent limited by the terms and conditions of this Exchange Agreement and Supplemental Closing Instructions. Exchanger and API will execute the assignment agreement and API agrees that it will give notice of the assignment to all parties to the Real Property Purchase Agreement prior to the transfer of the Replacement Property.

         B. Purchase of Replacement Property. API agrees to acquire ownership interest and/or title to the Replacement Property immediately prior to API's transfer of such property to Exchanger or a limited liability company of which Exchanger is the sole member and which is disregarded as an entity separate from Exchanger as provided in Treasury Regulation Section 301.7701-3(b), unless parties elect to direct deed, pursuant to Section IV.E. below. API, pursuant to
Section IV.C. below, is formally substituted as the Purchaser in the closing.

         C. Substitution of Purchaser - Assignment of Closing Instructions. Exchanger and API shall execute ADDENDUM "D" to this Agreement (Amendment to Closing Instructions - Assignment and Substitution of Purchaser - Direct Deed) attached (or which will be attached) hereto, which formally substitutes API as Purchaser with the Closing Agent. API shall instruct Closing Agent to (1.) Retain a copy of said Addendum "D" as its authorization to accept API as the Purchaser in said closing transaction, and (2.) Obtain Exchanger's approval and API's signature as the Qualified Intermediary for Exchanger on all purchaser statements and/or closing documents prior to the closing.

         D. Costs of Purchase. API is not to incur any costs for its role as Qualified Intermediary in this exchange transaction. All costs of acquiring the Replacement Property, including cash payments toward the purchase price, acquisition costs, prorations and all other acquisition fees incident thereto shall be borne by Exchanger.

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         E. Deeding. API and Exchanger shall instruct Closing Agent to prepare an instrument transferring legal title directly from the Seller of the Replacement Property to Exchanger or a limited liability company of which Exchanger is the sole member and which is disregarded as an entity separate from Exchanger as provided in Treasury Regulation Section 301.7701-3(b), pursuant to Treasury Regulations Section 1.1031 (k)-1(g)(4)(iv), to avoid the duplication of transfer taxes and recording fees. Closing Agent shall be instructed not to record such an instrument in the name of API unless directed to do so, in writing, by API and Exchanger.

V. MISCELLANEOUS PROVISIONS

         A. Exchanger's Assumption of Risk. API assumes no responsibility for Exchanger's compliance with the 45 day Identification Period and the Exchange Period requirements of I.R.C. Section 1031 (a)(3). API shall in no event be held liable for Exchanger's failure to receive the tax benefits of Section 1031 or for any costs incurred as a result of defending the exchange if audited or litigated, except to the extent that such failure or costs arise or result from API's negligence, gross negligence, willful misconduct or default or breach of API's obligation under this Agreement. Exchanger represents and agrees that it assumes for itself any and all tax risks and costs associated with the exchange transaction.

Exchanger hereby acknowledges that API is not acting as Exchanger's tax advisor and that API does not warrant or represent that the Exchange Arrangement under this Agreement will qualify for tax deferral under Section 1031 of the Internal Revenue Code or otherwise. Exchanger acknowledges that Exchanger has been advised to obtain separate, independent advice concerning the requirements for a qualified like-kind exchange under Section 1031.

         B. Risk of Loss. Exchanger hereby assumes all risk of loss or damage adversely affecting the value of the Relinquished Property, the Replacement Property and any other property conveyed to or by API in connection with this Exchange Agreement, whether resulting from fire or other casualty, natural disaster, condemnation or any other physical, legal or economic circumstances, provided however, Exchanger shall not assume any or all such loss or damage which arises or results from API's negligence, gross negligence, willful misconduct or default or breach of the terms and/or conditions of this Agreement. In this event, API shall be responsible for all losses and damages which result therefrom.

         C. Time of Essence. Time is of the essence hereof.

         D. Assignment. Neither this Agreement nor any interest herein shall be assignable by either party without the prior written consent of the others, as applicable.

         E. Reporting Requirements. Exchanger agrees that to the extent required, Exchanger shall satisfy any and all reporting requirements of any federal, state, municipal or other governing authority for recipients of funds paid to or by API on behalf of and at the direction of Exchanger. API in no way performs tax-reporting services.

         F. Governing Law. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the State of California.

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         G. Attorney's Fees. In the event of any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or to the breach thereof, the prevailing party shall be entitled to recover from the other party, or parties, reasonable attorney's fees and costs.

         H. Entire Agreement. This Agreement contains the entire agreement of the parties hereto, and supersedes any prior written or oral agreement between them concerning the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

         I. Counterparts. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement which shall be binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

         J. Notices. Any notice to be given hereunder shall be given by personal delivery, by facsimile or by depositing such notice in the United States mail, duly registered or certified, with postage prepaid, addressed as follows:

EXCHANGER:                                   ASSET PRESERVATION, INC.
ASHWORTH, INC., A DELAWARE CORPORATION       4208 DOUGLAS BLVD.
2765 LOKER AVE., WEST                        SUITE 300
CARLSBAD, CA 92008                           GRANITE BAY, CA  95746
FAX #                                        FAX # 916-791-6003

         K. Inurement. Subject to the restrictions against assignment as herein contained, this Agreement shall inure to the benefit of, and shall be binding upon, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto, as applicable.

         L. Authorization. The persons signing below warrant and represent that they have authority to enter into this Exchange Agreement and Supplemental Closing Instructions for themselves and for any other person for whom they purport to sign.

         M. API Fees. Exchanger agrees to compensate API for the performance of the services of API as described herein for the disposition of the Relinquished Property and the acquisition of the Replacement Property. This fee shall be as follows:

            (1) The sum of $700.00 for the first Relinquished Property closing, and $200.00 for each additional Relinquished Property closing. In the event Exchanger request that API hold a seller-carry-back promissory note, a note- processing fee of $200.00 will be collected. In the event of a delayed exchange, API will deduct API's fee from the net cash exchange proceeds received by API. In the event of a simultaneous exchange, API's fees will be collected at closing; AND

            (2) There will be no fee for the first Replacement Property closing.
                The sum of $200.00 will be charged for each additional Replacement Property closing. In the event of a delayed exchange, API will deduct API's fee from the net cash exchange proceeds received by

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                API. In the event of a simultaneous exchange, API's fees will be collected at closing; AND

            (3) API will retain all interest earned on all exchange proceeds, including cash, and other property held by API as described in
                Section II.B... above, for the first 30 days commencing upon the date of receipt of the proceeds by API; AND

            (4) In the event that API holds exchange proceeds for less than 30 days, API will only retain the interest earned up to the date the funds are released; AND

            (5) In the event API holds exchange proceeds for more than 30 days, then thereafter Exchanger will earn interest at the prevailing Comerica Bank Money Market Rate ("Exchanger's Rate"). Exchanger's Rate may fluctuate. Interest earned on the exchange proceeds in excess of the Exchanger's Rate will be retained by API as part of API's fee.

            (6) The interest earned and due Exchanger, pursuant to Section II.D.
                above, will automatically be added to the exchange proceeds and applied to the Replacement Property closing, unless a written notice from Exchanger requesting interest disbursement separate from exchange proceeds is received by API prior to the release of exchange proceeds for the Replacement Property closing. Interest is subject to the aforementioned restrictions as described in Section II.C., above.

         N. Exchanger's Indemnification of Intermediary. Exchanger shall indemnify, defend and hold API and each of its shareholders, directors, officers, employees, agents, subsidiaries, affiliates and representatives harmless from and against all claims, demands, suits, liability, costs or causes of action of third parties, or which arise out of any challenge by any duly constituted legal authority as to the tax ramifications of the exchange transaction, ("Claim"), as well as from and against all losses and expenses (including reasonable attorney fees and costs), arising out of or in any way connected with the Relinquished Property or the Replacement Property, or which results from API's participation in the exchange of real property as described herein, including those which arise out of API's holding of ownership interest to said property or any other property involved in the exchange, and including but not limited to any Claim related to hazardous materials on or about the property ("the Indemnity"). The Indemnity shall be immediately enforceable without regard to whether a Claim is well founded. However, the Indemnity shall not apply if a Claim results in a finding by a court or other governmental authority of fraud, willful misconduct or gross negligence of API or any of its officers, directors or employees. This indemnity shall survive the closing of all transactions described in this Agreement and any termination of this Agreement. Exchanger acknowledges that API has made no representations nor given advice as to the tax consequences of the exchange transaction, that Exchanger has participated in this transaction solely for independent business reasons, and that it would be unreasonable to ever guarantee the actions or inactions of any government agency.

         O. Disclaimer of Liability for Wrongful Conduct of Others. Exchanger hereby agrees that API and each of its shareholders, directors, officers, employees, agents, subsidiaries, affiliates and representatives shall not be held responsible or liable by Exchanger, under the law of contract, of tort, or otherwise, for any damages or loss suffered by Exchanger in the event that API is wholly or partially unable to perform any of API's obligations under this Agreement as a result of any wrongful conduct (negligence, gross negligence or willful misconduct) by any person or entity other than API, which prevents API from performing API's obligations under this Agreement. The situations covered by this disclaimer of liability include, but are not limited to, the theft, embezzlement, loss or misapplication of Exchanger's funds by any title company, attorney or law firm, escrow company, real estate broker, or any other person or entity other than API, its officers, employees or directors.

         P. Related Party Exchanges. Exchanger acknowledges awareness of the following information: Exchanges made between Exchanger and a "Related Person" as defined by I.R.C. Sections 267(b) and 707(b)(1) (for example only: spouse, ancestors, descendants, brothers and sisters of Exchanger, and corporations and partnerships which are owned more than 50% by the Exchanger) are subject to special legal restrictions, as follows:

         (1) The I.R.S. has ruled (in Rev. Ruling 2002-83) that a taxpayer who transfers relinquished property to a qualified intermediary in exchange for replacement property owned by a Related Person is not entitled to non-recognition treatment under section 1031(a) of the Internal Revenue Code if, as part of the transaction, the related party receives cash or other non-like-kind property for the replacement property; and

         (2) Internal Revenue Code Section 1031(f)(1)(c) states that if a taxpayer exchanges property with a Related Person, and before the expiration of two years after the completion of the exchange the Related Person disposes of the property the Related Person received in the exchange OR Exchanger disposes of the property received in the exchange from the Related Person, the exchange will be disallowed and the Exchanger will be required to recognize the gain or loss from the transaction.

Exchanger is strongly cautioned to consult with Exchanger's own tax advisor concerning these issues before entering into any exchange involving a Related Person. Exchanger acknowledges that API has made no representations nor given advice as to Exchanger's tax consequences in the event Exchanger transacts an exchange with a Related Person.

         Q. Related Company Disclosure. Exchanger understands that API is a subsidiary of Stewart Title Company. Exchanger is not required to use Stewart Title Company and/or any of its issuing offices as a condition for settlement of the purchase or sale of the Subject Property.

         R. Document Storage. Upon completion of Exchanger's transaction under this Exchange Agreement, API's file containing documentation of this exchange transaction will be retained on-site for six months. During this six-month period, Exchanger may obtain copies of all documents in said file at no cost to Exchanger. When six months have elapsed from the completion of Exchanger's exchange, said file will be sent to a long-term storage facility. After these six months have elapsed, Exchanger may notify API that Exchanger wishes copies of documents from API's file. API will retrieve said file from the long-term storage facility and provide Exchanger with the requested copies of documents within a reasonable time. Exchanger shall pay the sum of $25.00 to API before Exchanger receives the requested documents; this fee is charged in order to offset API's actual cost of retrieving Exchanger's file from long-term storage.

         S. California Withholding Requirements. California law (Revenue & Taxation Code Secs. 18661-18677) requires, in many cases, that a portion of the proceeds from the sale of real property located in California be withheld and forwarded to the California Franchise Tax Board. This law may require that

API withhold three and one-third percent (3 1/3%) of any cash or cash equivalent Exchanger receives from the proceeds of California real property relinquished in this exchange transaction. Further, this law may require API to withhold three and one-third percent (3 1/3%) of the total sale price of such California real property if the exchange does not occur or does not meet the requirements of Internal Revenue Code Section 1031 (such as the identification and receipt requirements set forth in Section III. of this Agreement). By signing this Agreement, Exchanger acknowledges Exchanger's awareness that California law may require API to use part or all of Exchanger's exchange proceeds to meet applicable withholding requirements. A copy of this California law is available online at: http://www.leginfo.ca.gov/cgi-bin/displaycode?section=rtc&group=
18001-19000&file-18661-18677.

         T. State Law Requirements. Various state and local government entities impose requirements applicable to I.R.C. Section 1031 exchange transactions in addition to those imposed by the Internal Revenue Code or I.R.S. rules. These state or local laws may impose requirements in addition to, or different from, the provisions of this Agreement. Exchanger is hereby notified that API is required to comply with applicable laws imposed by states and local government entities, and that in so complying, Exchanger's rights under this Agreement may be affected.

         U. Disqualified Person. To the best of its knowledge, API is not a "disqualified person" with respect to Exchanger as defined in Treasury Regulation Section 1.1031(k)-1(k).

         IN WITNESS WHEREOF, the parties have executed this Exchange Agreement.

ASSET PRESERVATION, INC., A CALIFORNIA CORPORATION

By: /s/Joan Poimiroo               Dated:12/3/03
   --------------------------------      ---------------
    Joan Poimiroo, Sr. Vice President

EXCHANGER:

Ashworth, Inc., a Delaware corporation

By: /s/Peter Case                   Dated: 12/11/03
Its: _VP  Finance
   --------------------------------

Tax ID/SS#:

                                  ADDENDUM "A"

                   ASSIGNMENT OF REAL PROPERTY SALE AGREEMENT

         THIS ASSIGNMENT is entered into between ASHWORTH, INC., A DELAWARE CORPORATION, herein called "ASSIGNOR" and ASSET PRESERVATION, INC., a California corporation, herein called "ASSIGNEE", for the disposition of the property located in the County of SAN DIEGO, State of CALIFORNIA, more commonly known as 2791 & 2793 LOKER AVENUE, CARLSBAD, CALIFORNIA, herein called the "SUBJECT PROPERTY".

         WHEREAS, Assignor heretofore entered into an agreement to sell real property ("REAL PROPERTY SALE AGREEMENT") concerning the Subject Property, between Assignor as Seller and LBA INC., A CALIFORNIA CORPORATION as Purchaser, and

         WHEREAS, Assignor wishes to assign Assignor's rights under the Real Property Sale Agreement; and

         WHEREAS, Assignor represents and warrants to Assignee that Assignor has the legal right to assign Assignor's rights under the Real Property Sale Agreement to Assignee; and

         WHEREAS, Assignee wishes to accept said Assignment and acquire the ownership interest in the Real Property Sale Agreement from Assignor and to assume the rights of Assignor to convey the ownership interest in the Subject Property to Purchaser;

         NOW, THEREFORE, Assignor hereby assigns to Assignee all of the ownership rights and interest in the Real Property Sale Agreement, including any deposits provided for therein. Assignee hereby accepts this assignment and assumes all of such rights and interest in the Real Property Sale Agreement. The Real Property Sale Agreement is hereby assigned in accordance with the terms hereof.

Assignor and Assignee further agree as follows:

         1. As additional consideration to Assignee, Assignor hereby agrees to hold Assignee harmless, release, defend and indemnify Assignee from any and all liability, loss, damage or injury in any manner arising out of or incident to Assignee's acquiring ownership interest in, holding, transferring or conveying the property, including, without limitation, any and all consequential damages arising therefrom.

         2. Assignor and Assignee agree that this assignment is made for the purposes of facilitating the I.R.C. Section 1031 exchange pursuant to the Exchange Agreement to which this Addendum "A" relates. Therefore, pursuant to U.S. Treasury Regulation 1.1031 (k)-1(g)(4)(iv), only the rights of Assignor under the Real Property Sale Agreement have been assigned to Assignee. For purposes of any dispute regarding any aspect of the Subject Property other than Assignee's holding or transferring the Subject Property pursuant to the Exchange Agreement and this Addendum "A" thereto, this transaction shall be deemed to have occurred only between Assignor and Purchaser, and Assignee shall not be made a party to any dispute, suit, claim, arbitration or other proceeding concerning the Subject Property without Assignee's prior written consent.

         3. This Agreement shall be binding upon and shall inure to the benefit of their respective heirs, successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this assignment of the Real Property Sale Agreement.

ASSIGNOR:

Ashworth, Inc., a Delaware corporation

By:/s/Peter Case                  Dated:     12/11/03
   -------------------------------
Its: VP Finance

ASSIGNEE:

Asset Preservation, Inc., a California corporation

By: /s/Joan Poimiroo                 Dated:  12/3/03
   ----------------------------------
    Joan Poimiroo, Sr. Vice President

                                  ADDENDUM "B"

                       AMENDMENT TO CLOSING INSTRUCTIONS:

           NOTICE OF ASSIGNMENT AND SUBSTITUTION OF SELLER-DIRECT DEED

To:                   STEWART TITLE OF SAN DIEGO

Re: File number       1050925

Subject Property:     2791 & 2793 LOKER AVENUE, CARLSBAD, CALIFORNIA

         ASHWORTH, INC., A DELAWARE CORPORATION, "ASSIGNOR", by a separate document entitled "ASSIGNMENT OF REAL PROPERTY SALE AGREEMENT", which is being provided to you herewith, has assigned all of Assignor's rights as Seller under the Real Property Sale Agreement for the Subject Property to ASSET PRESERVATION, INC., a California corporation, as "ASSIGNEE".

         Assignee has accepted said assignment of rights. By virtue of said Assignment, Assignee has been substituted as Seller under the Real Property Sale Agreement, and has agreed to convey the ownership interest in the Subject Property to the Purchaser under the Real Property Sale Agreement ("PURCHASER").

         By your receipt of a copy of this executed Addendum "B", you are hereby instructed as follows:

         1. To prepare an instrument transferring legal title directly from Assignor to Purchaser pursuant to and consistent with U.S. Treasury Regulations
Section 1.1031 (k)-1(g)(4)(iv). Said transfer shall avoid the duplication of any transfer taxes and/or recording fees.

         2. Not to record any instrument in the name of Assignee unless specifically directed to do so in writing signed by Assignor and Assignee.

         3. To remit directly to Assignee, by wire transfer only, all net cash proceeds immediately upon the close of closing.

         4. In the event you learn that Assignor intends to accept seller financing as part of the consideration for sale of the Subject Property, you shall inform Assignee of this fact immediately, unless instructions regarding such seller financing have previously been issued to you by Assignee.

         5. To accept Assignee as the substituted Seller of the Subject Property in the above mentioned closing.

This Notice of Assignment and Substitution of Seller shall be effective immediately, and in all events prior to the closing of the purchase and sale of the Subject Property.

ASSIGNOR:

Ashworth, Inc., a Delaware corporation

By: /s/Peter Case            Dated: 12/11/03
   --------------------------
Its: VP Finance

ASSIGNEE:

Asset Preservation, Inc., a California corporation

By: /s/Joan Poimiroo          Dated: 12/3/03
   ---------------------------
       Joan Poimiroo, Sr. Vice President

                              NOTICE OF ASSIGNMENT
                   OF RIGHTS UNDER PURCHASE AND SALE AGREEMENT

To:                   LBA INC., A CALIFORNIA CORPORATION
Assignor:             ASHWORTH, INC., A DELAWARE CORPORATION
Assignee:             ASSET PRESERVATION, INC.
Property address:     2791 & 2793 LOKER AVENUE, CARLSBAD, CALIFORNIA, 92008

         YOU ARE HEREBY NOTIFIED that ASHWORTH, INC., A DELAWARE CORPORATION, "ASSIGNOR" assigned his/her/their/its rights under an agreement to sell ("Real Property Sale Agreement") entered into concerning the above referenced property between Assignor as Seller and LBA INC., A CALIFORNIA CORPORATION as Purchaser to ASSET PRESERVATION, INC., "ASSIGNEE", as his/her/their/its Qualified Intermediary, for the purpose of an I.R.C. Section 1031 Tax Deferred Exchange.

ASSIGNOR:

Ashworth, Inc., a Delaware corporation

By: /s/Peter Case              Dated: 12/11/03
   ----------------------------
Its: VP Finance

ASSIGNEE:

ASSET PRESERVATION, INC., a California Corporation

By: /s/Joan Poimiroo           Dated: 12/3/03
    ---------------------------
     Joan Poimiroo, Sr. Vice President

PURCHASER ACKNOWLEDGEMENT:

LBA Inc., a California corporation

By: _______________________________________Dated:_______________________

Its: ______________________________________